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                       CONSENT OF INDEPENDENT ACCOUNTANTS

                               -----------------

We consent to the inclusion in this Post-Effective Amendment No. 17 to the Registration Statement of Keynote Series Account on Form N-4 (File Nos. 33-19836 and 811-5451) of our reports dated February 19, 1998, on our audits of the financial statements of Keynote Series Account and financial statements and financial highlights of Diversified Investors Portfolios.

In addition, we consent to the inclusion in this Post-Effective Amendment No. 17 to the Registration Statement of The Mutual Life Insurance Company of New York on Form N-4 (File Nos. 33-19836 and 811-5451) of our report dated February 27, 1998, on our audits of the financial statements of The Mutual Life Insurance Company of New York.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information.

                                                /s/ Coopers & Lybrand L.L.P.

                                                    Coopers & Lybrand L.L.P.

New York, New York
April 27, 1998